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                                                                   EXHIBIT 10.4

                         CHEMICAL LOGISTICS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


                  Chemical Logistics Corporation (the "Company") hereby establishes the Chemical Logistics Corporation Employee Stock Purchase Plan (the "Plan"), the terms of which are as set forth below.

                  1.       Purpose of the Plan.

                  The purpose of the Plan is to provide an incentive for present and future employees of the Participating Companies to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of shares of Common Stock. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

                  2.       Definitions.

                  As used in the Plan the following terms shall have the meanings set forth below:

                  (a) "Account" means a notional account established for a Participant by the Participating Company to which his contributions are credited.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" means the Compensation Committee of the Board.

                  (e) "Common Stock" means the common stock, $0.01 par value, of the Company.

                  (f) "Eligible Compensation" means, with respect to each Participant, the total cash compensation paid to the Participant by the Participating Companies each pay period during the applicable Option Period, and including any elective salary deferral contributions made therefrom pursuant to Code Sections 125, 129 or 401(k).

                  (g) "Eligible Employee" means an employee of the Participating Companies who is customarily employed for at least 20 hours per week and more than five months in a

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         calendar year, but excluding any person who is, for purposes of
         Section 423 of the Code, a 5% or more stockholder of the Company or any Subsidiary.

                  (h) "Enrollment Date" means the first day of each Option
         Period.

                  (i) "Exercise Date" means the last day of each Option Period.

                  (j) "Exercise Price" means the price per share of the shares of Common Stock offered in a given Option Period determined as provided in Section 10 below.

                  (k) "Fair Market Value" means, with respect to a share of Common Stock as of any Enrollment Date or Exercise Date, the closing sales price per share of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal or in such other reporting service as approved by the Committee.

                  (l) "Option Period" means each six-month period commencing on January 1 and terminating on the following June 30 or commencing on July 1 and terminating on the following December 31; provided, however, notwithstanding the foregoing (1) the initial Option Period shall commence on the first pay period following the effective date of the Form S-8 Registration Statement covering the shares of Common Stock issuable under the Plan and shall end on December 31, 1998 and
         (2) upon the termination of the Plan or upon such other events as the Committee may provide, the final Option Period may be less than six months.

                  (m) "Participant" means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement as provided in Section 7 below.

                  (n) "Participating Companies" means the Company and each present and future Subsidiary, which the Committee, in its sole discretion, from time to time designates to be a Participating Company.

                  (o) "Subsidiary" means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code or any successor thereto.

                  3.       Shares Reserved for the Plan.

                  There shall be reserved for issuance and purchase by Participants under the Plan an aggregate of 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 15 below. Shares of Common Stock subject to the Plan may be newly issued shares or treasury shares, including shares acquired by the Company in the open market for purposes of the Plan. If and to the

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extent that any option to purchase shares of Common Stock shall not be exercised for any reason or if such right to purchase shares shall terminate as provided herein, the shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated.

                  4.       Administration of the Plan.

                  (a) The Plan shall be administered by the Committee which shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to correct any defect or rectify any omission in this Plan or to reconcile any inconsistency in this Plan or any option, and to make all other determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons. The act or determination of a majority of the members of the Committee shall be deemed to be the act or determination of the Committee.

                  (b) The Committee may request advice or assistance or employ such other persons as it in its discretion deems necessary or appropriate for the proper administration of the Plan, including, but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan and to establish and maintain brokerage accounts for the Participants.

                  (c) All Eligible Employees granted options under the Plan shall have the same rights and privileges; however, the Plan will not fail to satisfy this requirement merely because the amount of Common Stock which may be purchased by any Eligible Employee is determined on the basis of a uniform relationship to the Eligible Compensation of Eligible Employees, or because the Plan provides that no Eligible Employee may purchase more than a maximum amount of Common Stock as set forth under the Plan.

                  (d) The Company shall pay all administrative costs of the Plan.

                  5.       Eligibility to Participate in the Plan.

                  Subject to the further provisions of the Plan, each Eligible Employee on an Enrollment Date shall be eligible to participate in the Plan for the Option Period beginning on that Enrollment Date.

                  6.       Option Periods.

                  The Plan shall consist of consecutive Option Periods, which continue automatically, until the Plan is terminated.

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                  7.       Election to Participate in the Plan.

                  (a) Each Eligible Employee may elect to participate in the Plan by completing an enrollment agreement in the form provided by the Company and filing such enrollment agreement with his Participating Company prior to the applicable Enrollment Date, unless another time for filing the enrollment form is set by the Committee for all Eligible Employees with respect to a given Option Period.

                  (b) Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Option Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12.

                  (c) Unless a Participant elects otherwise prior to the Enrollment Date of the immediately succeeding Option Period, an Eligible Employee who is participating in an Option Period as of the Exercise Date of such Option Period shall be deemed (i) to have elected to participate in the immediately succeeding Option Period and (ii) to have authorized the same payroll deduction for such immediately succeeding Option Period as was in effect for such Participant immediately prior to the succeeding Option Period.

                  8.       Payroll Deductions.

                  (a) All Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Option Period, the Participant shall authorize payroll deductions to be made on each payroll date during the Option Period in an amount of from 1% to 10% of the Eligible Compensation which the Participant receives on each payroll date during such Option Period. The amount of such payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant's Eligible Compensation. A Participant may not make any additional contributions to the Plan.

                  (b) All payroll deductions made for a Participant may be deposited in the Company's general corporate account and shall be credited to the Participant's Account under the Plan. No interest shall accrue or be credited with respect to the payroll deductions of a Participant under the Plan. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

                  (c) Except as provided in Section 12, a Participant may not change his contribution election during an Option Period.

                  (d) Notwithstanding the foregoing, no Participant may make payroll deductions during any calendar year in excess of $21,250.

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                  9.       Grant of Options.

                  (a) Subject to the limitations set forth in Sections 3 and 9(b) hereof, on the Enrollment Date of each Option Period, each Participant shall be granted an option to purchase on the Exercise Date for such Option Period (at the Exercise Price determined as provided in Section 10 below) a number of shares of the Company's Common Stock determined by dividing such Eligible Employee's payroll deductions accumulated during the Option Period (and any amounts carried over from the prior Option Period) by the applicable Exercise Price.

                  (b) Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan which permits such Eligible Employee's rights to purchase stock under all employee stock purchase plans of the Company and its parent corporation and Subsidiaries to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

                  10.      Exercise Price.

                  The Exercise Price of each share of Common Stock offered in a given Option Period shall be the lower of: (i) 85% of the Fair Market Value of a share of Common Stock on the applicable Enrollment Date, or (ii) 85% of the Fair Market Value of a share of Common Stock on the applicable Exercise Date.

                  11.      Exercise of Options.

                  Unless a Participant withdraws from the Plan as provided in
Section 12, the Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of whole shares subject to the option will be purchased for the Participant at the applicable Exercise Price with the accumulated payroll deductions credited to the Participant's Account. Any payroll deductions remaining credited to the Participant's Account after the Exercise Date shall be carried over to the next Option Period.

                  12.      Withdrawal; Termination of Employment.

                  (a) A Participant may withdraw all but not less than all of the payroll deductions credited to the Participant's Account under the Plan at any time by giving written notice to the Company. All of the Participant's payroll deductions credited to the Participant's Account will be paid to him promptly after receipt of the Participant's notice of withdrawal, the Participant's participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan unless written notice is delivered to the Company within the enrollment period preceding the commencement of a new Option Period directing the Company to resume payroll deductions.

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                  (b) In the event a Participant ceases to be an Eligible
Employee during an Option Period for any reason including, without limitation, death, the Participant will be deemed to have elected to withdraw from the Plan, the payroll deductions credited to the Participant's Account will be returned to the Participant, and the Participant's options to purchase shares under the Plan will be terminated.

                  (c) A Participant's withdrawal from an Option Period will not affect the Participant's eligibility to participate in a succeeding Option Period.

                  13.      Transferability.

                  Options to purchase Common Stock granted under the Plan are not transferable by a Participant and are exercisable only by the Participant.

                  14.      Reports.

                  Statements of Accounts will be given to Participants as soon as reasonably practical following each Exercise Date, which will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any, of such Participant's Account.

                  15.      Adjustments Upon Changes in Capitalization.

                  (a) If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments may be made in the number and/or kind of shares, and the per share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

                  (b) In the event of the proposed dissolution or liquidation of the Company, a proposed sale of all or substantially all of the assets of the Company, or any proposed transaction in which the Company will not survive as an independent publicly traded company, including the merger of the Company with or into another corporation, the Option Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

                  (c) In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this Section 15, and the Committee's actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 15.

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                  16.      Amendment of the Plan.

                  The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval if required.

                  17.      Termination of the Plan.

                  The Plan and all rights of Eligible Employees hereunder shall terminate:

                  (a) on the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan; or

                  (b)      at any time, at the discretion of the Board.

                  In the event that the Plan terminates under circumstances described in Section 17(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.

                  18.      Notices.

                  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

                  19.      Shareholder Approval.

                  The Plan shall be subject to approval by the shareholders of the Company within twelve months after the date the Plan is adopted by the Board. If such shareholder approval is not obtained prior to the first Exercise Date, the Plan shall be null and void and all Participants shall be deemed to have withdrawn on such Exercise Date pursuant to Section 12.

                  20.      Conditions Upon Issuance of Shares.

                  (a) The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. In the event the Company is required to obtain from any commission or agency authority to issue any stock certificate, the inability of the Company to obtain

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from any such commission or agency authority that counsel for the Company deems necessary for the lawful issuance of any such certificate will relieve the Company from liability to any Participant, except to return to him the amount of the balance in his account.

                  (b) The Company may make such provisions as it deems appropriate for withholding of amounts that the Company determines it is required to withhold pursuant to applicable tax laws in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.


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